Exhibit 4.11

THIRD SUPPLEMENTARY AGREEMENT

This THIRD SUPPLEMENTARY AGREEMENT (this “Agreement”) is made as of March 7, 2011 by and among CHINACACHE INTERNATIONAL HOLDINGS LTD., a company incorporated in the Cayman Islands (the “Company”); CONSOLIDATED CAPITAL HOLDINGS, LTD., an exempted company incorporated under the laws of the British Virgin Islands (“CCH”); SONG WANG, an individual with PRC Identification Card No.:         ; XIAO HONG KOU, an individual with PRC Identification Card No.:          ; and the Investors listed on Schedule A hereto (each an “Investor” and collectively the “Investors”).  Song Wang and Xiao Hong Kou shall collectively be referred to as the “Founders” and each individually referred to as a “Founder”. The Company, CCH, the Founders, and the Investors shall collectively be referred to as the “Parties” and each individually referred to as a “Party”.

RECITALS

A.            On April 20, 2007, the Company, CCH, the Founders, and the then-current holders of Series B preferred shares of the Company (which shares were authorized and issued in 2007, the “Series B Preferred Shares”) entered into an option agreement (the “Original Agreement”), pursuant to which, on the date that the Company delivers the audited consolidated financial statements for the fiscal year ending on December 31, 2007, if the gross revenues (less tax) reflected in such financial statements reaches certain milestone (the “Revenue Milestone”), the then-current holders of Series B Preferred Shares shall grant to the Founders options (the “Options”) to purchase 3,400,000 Ordinary Shares of the Company (the “Option Shares”) held by the then-current holders of Series B Preferred Shares.  All capitalized terms used herein without definition herein shall have the meanings ascribed to them in the Original Agreement.

B.            On July 15, 2009, a supplementary agreement to the Original Agreement (the “Option Supplementary Agreement”) was executed, which provides, among other things, that: (1) the holders of Series B Preferred Shares acknowledge that the Company has achieved the Revenue Milestone; (2) the total number of Option Shares issuable to the Founders upon their full exercise of the Options shall be reduced from 3,400,000 to 2,400,000; and (3) since Intel Capital Corporation transferred all of its Series B Preferred Shares to Qiming Venture Partners, L.P. and Qiming Managing Directors Fund, L.P. (collectively “Qiming”), therefore, Qiming shall assume Intel Capital Corporation’s obligations and liabilities under the Original Agreement.

C.            Pursuant to a Sale and Purchase Agreement dated April 30, 2010 (the “Sale and Purchase Agreement”), Starr International Cayman, Inc. (“Starr”) transferred 25,298,900 Series B Preferred Shares and 2,372,825 Series C-2 Preferred Shares of the Company to Qiming, Ignition Venture Partners III, L.P. and Ignition Managing Directors Fund III, LLC (“Ignition”), Investor Investments Asia Limited and Investor Group Asia LP (“IGC Asia”), SIG China Investments One, Ltd. (“SIG”), and Tiger Partners, L.P. (“Tiger”, together with Qiming, Ignition, SIG, Tiger and IGC Asia, the “Buyers”) (the “Starr Transfer”).  As a result of the Starr Transfer, a second supplementary agreement to the Original Agreement (the “Second Option Supplementary Agreement”) was executed on May 14, 2010, which provides, among other things, that: the Buyers shall assume Starr’s obligations and liabilities under the Original Agreement and the Option Supplementary Agreement in proportion to the shares each Buyer has purchased under the Sale and Purchase Agreement.

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D.            In October 2010, the Company consummated an initial public offering at NASDAQ (the “IPO”). Immediately before the IPO, (1) all of the preferred shares of the Company (including the Series B Preferred Shares) were converted into Ordinary Shares, and (2) each Investor executed and delivered to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. (the “Underwriter Representatives”) a Lock Up Letter, pursuant to which such Investor agrees not to directly or indirectly offer, sell, contract to sell or otherwise dispose of or transfer any shares of the Company’s Ordinary Shares or any securities convertible into or exchangeable or exercisable for Ordinary Shares, within 180 days from the IPO date, without the prior written consent of the Underwriter Representatives.

E.             Currently, the Options and the number of corresponding Option Shares issuable to each Founder by each Investor are as shown in Schedule A hereto.  All corresponding Option Shares are now Ordinary Shares.

F.             The Parties hereby wish to enter into this Agreement to amend the vesting schedule set forth in the Original Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Parties agree as follows:

1.             Amendment to Vesting Schedule.  The Parties agree that the vesting schedule set forth in Section 3.4 of the Original Agreement shall be deleted.  The Options shall vest and become fully exercisable as of March 31, 2011.   The term vesting schedule referred to in the Original Agreement, the Option Supplementary Agreement, the Second Option Supplementary Agreement and all other instruments and agreements executed, delivered or entered into thereunder or pursuant thereto shall be amended and construed such that all Options shall become vest and fully exercisable on March 31, 2011.

2.             Consent of the Underwriter Representatives.  Each of the Investors acknowledges that the Options were duly granted to the Founders on April 1, 2008. Each of the Investors shall obtain the consent from the Underwriter Representatives before March 31, 2011 so that the Option Shares can be legally transferred to the Founders upon their exercise of the Options.

3.             Incorporation and Interpretation.

3.1           Except to the extent expressly amended by the provisions of this Agreement, the terms and conditions of the Original Agreement, the Option Supplementary Agreement, the Second Option Supplementary Agreement and all other instruments and agreements executed, delivered or entered into thereunder or pursuant thereto are hereby confirmed and shall remain in full force and effect.

3.2           The Original Agreement, the Option Supplementary Agreement, the Second Option Supplementary Agreement and this Agreement shall be read and construed as one document and this Agreement shall be considered to be part of the Original Agreement, the Option Supplementary Agreement and the Second Option Supplementary Agreement.  Accordingly, the term “Agreement” as used in the Original Agreement, and all references to the Original Agreement, howsoever expressed, in all other instruments and agreements executed thereunder or pursuant thereto, shall for all purposes refer to the Original Agreement as amended

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by the Option Supplementary Agreement, the Second Option Supplementary Agreement and this Agreement.

4.             Governing Law.  This Agreement shall be governed in all respects by the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

5.             Dispute Resolution.

5.1           Negotiation Between Parties; Mediations.  The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement.  If the negotiations do not resolve the dispute to the reasonable satisfaction of the relevant Parties, then each Party to the dispute that is a company shall nominate one (1) authorized officer as its representative.  The relevant Parties or their representatives, as the case may be, shall, within thirty (30) days of a written request by either Party to call such a meeting, meet in person and alone (except for one (1) assistant for each Party) and shall attempt in good faith to resolve the dispute.  If the disputes cannot be resolved by such senior managers in such meeting, the Parties agree that they shall, if requested in writing by either Party, meet within thirty (30) days after such written notification for one (1) day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration.  If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either Party to the dispute may begin formal arbitration proceedings to be conducted in accordance with Section 5.2 below.  This procedure shall be a prerequisite before taking any additional action hereunder.

5.2           Arbitration.  In the event the Parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of one (1) arbitrator to be appointed according to the UNCITRAL Rules; and (ii) the language of the arbitration shall be English.  Notwithstanding anything in this Agreement or in the UNCITRAL Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Investor unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Investor or any of its Affiliates to conduct its respective business operations or to make or dispose of any other investments.  The prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

6.             JAFCO Rights.  Any rights of JAFCO under this Agreement may, without prejudice to the rights of JAFCO to exercise any such rights, be exercised by JAFCO Investment (Asia Pacific) Ltd. (“JIAP”) or any other fund manager of JAFCO or their nominees (“JAFCO Manager”), unless JAFCO has (a) given notice to the other parties that any such rights cannot be exercised by JIAP or a JAFCO Manager; and (b) not given notice to the other parties that such notice which is given under this Section 7 has been revoked.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

/s/ Song Wang		/s/ Xiao-Hong Kou
Song Wang (王松), as an individual		Xiao-Hong Kou (寇小洪), as an individual

CONSOLIDATED CAPITAL HOLDINGS, LTD.		CHINACACHE INTERNATIONAL HOLDINGS LTD.

By	/s/ Xiao-Hong Kou	By	/s/ Song Wang
Name:		Name:
Title:		Title:

Contacts:

6th Floor, Tower A, Xingke Plaza,

No. 10, Jiuxianqiao Zhong Road,

Chaoyang District, Beijing, P.R.China

Fax: +86 10 6437 4251

Signature Page for Third Supplementary Agreement to the Option Agreement

in relation to Options over Shares in Chinacache International Holdings Ltd

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

QIMING VENTURE PARTNERS, L.P., a Cayman Islands exempted limited partnership

By:	QIMING GP, L.P., a Cayman Islands exempted limited partnership
Its:	General Partner

By:	QIMING CORPORATE GP, LTD., a Cayman Islands company
Its:	General Partner

	By:	/s/ Robert Headley
	Its:	Managing Director

QIMING MANAGING DIRECTORS FUND, L.P., a Cayman Islands exempted limited partnership

By:	QIMING CORPORATE GP, LTD., a Cayman Islands company
Its:	General Partner

By:	/s/ Robert Headley
Its:	Managing Director

Contacts:

11400 SE Sixth Street
Suite 100, Bellevue, Washington 98004
Atten:	John Zagula
Phone:	(425) 709-0772
Fax:	(425) 709-0798

Signature Page for Third Supplementary Agreement to the Option Agreement

in relation to Options over Shares in Chinacache International Holdings Ltd

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

IGNITION VENTURE PARTNERS III, L.P., a Delaware limited partnership

By:	IGNITION GP III, LLC, a Delaware limited liability company
Its:	General Partner

By:	/s/ Robert Headley
Its:	Managing Director

IGNITION MANAGING DIRECTORS FUND III, LLC, a Delaware limited liability company

By:	/s/ Robert Headley
Its:	Managing Director

Contacts:

11400 SE Sixth Street
Suite 100, Bellevue, Washington 98004
Atten:	John Zagula
Phone:	(425) 709-0772
Fax:	(425) 709-079

Signature Page for Third Supplementary Agreement to the Option Agreement

in relation to Options over Shares in Chinacache International Holdings Ltd

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

TIGER PARTNERS, L.P.

By:	/s/ Michael Treisman
Name: Michael Treisman
Title: Authorized Signatory

Contacts:

c/o Tiger Management L.L.C.
101 Park Avenue
New York, New York 10178
Attention: General Counsel
Fax: (646) 417-7809
With an email copy in PDF format to:
michael.treisman@tigerfund.com

Signature Page for Third Supplementary Agreement to the Option Agreement

in relation to Options over Shares in Chinacache International Holdings Ltd

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SIG CHINA INVESTMENTS ONE, LTD.

By:	/s/ Michael L. Spolan
Name:
Title:

Contacts:

Suite 1504-05, Corporate Avenue
222 Hui Bin Road
Shanghai, China 200021
Fax: +86 21 61223488
Attn: Tim Gong
Email Address: sharon.poh@sig.com

With a copy to:
Michael L. Spolan
Susquehanna Asia Investment, LLP
101 California Street, Suite 3250
San Francisco, CA 94111

Signature Page for Third Supplementary Agreement to the Option Agreement

in relation to Options over Shares in Chinacache International Holdings Ltd

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

JAFCO ASIA TECHNOLOGY FUND II

By	/s/ Hiroshi Yamada
Name: Hiroshi Yamada
Title: Attorney

Contacts:

c/o JAFCO Investment (Asia Pacific) Ltd 6 Battery Road #42-01 Singapore 049909 Fax: +65 6221-3690 Attn: The President

With a copy to:

JAFCO Investment (Hong Kong) Ltd.

Beijing Representative Office

Room 817

Beijing Fortune Building No. 5

Dong San Huan Bei Lu

Chao Yang District, Beijing 100004, China

Fax: +8610 6590 9729

Attention: Chief Representative

Signature Page for Third Supplementary Agreement to the Option Agreement

in relation to Options over Shares in Chinacache International Holdings Ltd

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

INVESTOR INVESTMENTS ASIA LIMITED

By:	/s/ Nicola McGall
/s/ Robert de Heus
Name:
Title:

INVESTOR GROUP ASIA LP

By:	/s/ Nicola McGall
/s/ Robert de Heus
Name:
Title:

Contacts:

Canada Court, Upland Road
St Peter Port
Guernsey, GY1 3BQ
Fax: +44 1481 744 554
Attn: Ms. Lisa Barnett
With an e-mail copy in PDF format to:
paul.choo@investorab.com, investorab@rbc.com,
robert.deheus@investorab.com and AMO@investorab.com

Signature Page for Third Supplementary Agreement to the Option Agreement

in relation to Options over Shares in Chinacache International Holdings Ltd

SCHEDULE A

SCHEDULE OF OPTIONS

Investors	Options Shares Granted to Song Wang	Options Shares Granted to Jean Kou
Qiming Venture Partners, L.P.	499,670	408,821
Qiming Managing Directors Fund, L.P.	7,470	6,111
Ignition Venture Partners III, L.P.	163,221	133,545
Ignition Managing Directors Fund III, LLC	4,771	3,904
SIG China Investments One, Ltd	224,495	183,677
JAFCO Asia Technology Fund II	41,866	34,254
Investor Investments Asia Limited	149,576	122,380
Investor Group Asia LP	64,104	52,449
Tiger Partners, L.P.	164,827	134,859
TOTAL	1,320,000	1,080,000